Exhibit p under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K



                                POWER OF ATTORNEY


         Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES, INC. ________ and the Assistant General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                              TITLE                         DATE

/s/ John F. Donahue                Chairman and Director            May 5, 1999
John F. Donahue                    (Chief Executive Officer)

/s/ J. Christopher Donahue         President and Director
J. Christopher Donahue

/s/ Richard J. Thomas              Treasurer                        May 5, 1999
---------------------
Richard J. Thomas                  (Principal Financial and
                                   Accounting Officer)

/s/ T.G. Bigley                    Director                        May 5, 1999
Thomas G. Bigley

/s/ N. P. Constantakis              Director                       May 5, 1999
---------------------------
Nicholas P. Constantakis

/s/ John T. Conroy, Jr.             Director                       May 5, 1999
-----------------------
John T. Conroy, Jr.

/s/ Lawrence D. Ellis, M.D.         Director                       May 5, 1999
Lawrence D. Ellis, M.D.

/s/ P. Madden                       Director                       May 5, 1999
Peter E. Madden

/s/ J. E. Murray, Jr.               Director                       May 5, 1999
John E. Murray, Jr.



/s/ Marjorie P. Smuts               Director                       May 5, 1999
---------------------------
Marjorie P. Smuts





Sworn to and subscribed before me this __5__ day of ___May____, 1999.



/s/ Cheri S. Good
Notarial Seal
Cheri S. Good, Notary Public
Pittsburgh, Allegheney County
My Commission Expires Nov. 19, 2001
Member, Pennsylvania Association of Notaries